UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2015

Sykes Enterprises, Incorporated

(Exact name of registrant as specified in its charter)

Florida	0-28274	56-1383460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 N. Ashley Drive, Suite 2800, Tampa, Florida	33602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 274-1000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Three proposals described fully in the 2015 Proxy Statement of Sykes Enterprises, Incorporated (the “Company”), were presented for approval at the Company’s 2015 Annual Meeting of Shareholders (the “Annual Meeting”) held on May 19, 2015. As of the record date, 43,306,605 shares of common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 37,622,081 shares of common stock were represented in person or by proxy; therefore, a quorum was present.

The shareholders of the Company voted on the following three matters:

Proposal 1: Election of Directors

There were three Class III director positions up for election at the Annual Meeting. The following persons were nominated and elected to serve as directors of the Company until the 2018 Annual Meeting of Shareholders: Charles E. Sykes, William J. Meurer, and James K. Murray, Jr. The voting results for each nominee were as follows:

Name	For	Against	Abstain

Charles E. Sykes	35,433,330	928,624	49,761

William J. Meurer	35,378,684	981,563	51,468

James K. Murray, Jr.	35,499,851	860,899	50,965

Proposal 2: Advisory Vote to Approve Executive Compensation

The proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the 2015 Proxy Statement, received the following votes:

For	Against	Abstain	Broker Non-Votes
35,455,958	872,770	82,987	-

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2015 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2015 and express an opinion thereon, as disclosed in the 2015 Proxy Statement, received the following votes:

For	Against	Abstain	Broker Non-Votes
37,271,488	293,924	56,669	-

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYKES ENTERPRISES, INCORPORATED

By:	/s/ John Chapman
John Chapman Executive Vice President and Chief Financial Officer

Date: May 19, 2015